UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 19, 2017

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX		77077-2099
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

On June 19, 2017, with respect to the offering and sale of $750,000,000 aggregate principal amount of its 3.250% Senior Notes due 2027 (the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

Sysco intends to use the net proceeds from the offering to repay outstanding borrowings under its commercial paper program, and for general corporate purposes.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-206568) and are described in a Prospectus Supplement dated June 19, 2017. The notes initially are fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the Notes or any of Sysco’s other indebtedness. Interest on the Notes will be paid semi-annually in arrears on January 15 and July 15, beginning January 15, 2018. The Notes were issued under the Indenture dated as of June 15, 1995 (the “Base Indenture”) between Sysco and The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”) as successor trustee, as amended and supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012, among Sysco, the Guarantors named therein and Bank of New York Mellon and the Thirty-First Supplemental Indenture dated as of June 22, 2017 (the “Supplemental Indenture”) among Sysco, the Guarantors named therein and U.S. Bank National Association, as trustee solely with respect to the Notes and any other series of Securities (as defined in the Base Indenture) issued under the Base Indenture, for which U.S. Bank National Association may be designated from time to time as trustee, in lieu of Bank of New York Mellon. The terms of the Notes are more fully described in the Indenture

At Sysco’s option, any or all of the Notes may be redeemed, in whole or in part, at any time prior to maturity. If Sysco elects to redeem the Notes before the date that is three months prior to the maturity date, Sysco will pay an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the date described above. If Sysco elects to redeem a series of Notes on or after the applicable date described in the preceding sentence, Sysco will pay an amount equal to 100% of the principal amount of the Notes to be redeemed. In both cases, Sysco will pay accrued and unpaid interest on the notes redeemed to the redemption date.

The Underwriting Agreement contains customary representations, warranties and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provision.

The foregoing descriptions of the Underwriting Agreement, the Supplemental Indenture and the terms of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Supplemental Indenture and the form of the Notes, which are filed as exhibits to this Current Report on Form 8-K.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory and investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the Underwriters are lenders under Sysco’s credit facility. In addition, affiliates of certain of the Underwriters are dealers under Sysco’s commercial paper program and may hold commercial paper notes thereunder. The Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated June 19, 2017 among Sysco, the Guarantors listed on Schedule I thereto, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters

4.1	Thirty-First Supplemental Indenture dated as of June 22, 2017 among Sysco, the Guarantors and the Trustee relating to the Notes

4.2	Form of 3.250% Senior Note due July 15, 2027 (included as Annex A to Exhibit 4.1 above)

5.1	Opinion of Bracewell LLP

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: June 22, 2017	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated June 19, 2017 among Sysco, the Guarantors listed on Schedule I thereto, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters

4.1	Thirty-First Supplemental Indenture dated as of June 22, 2017 among Sysco, the Guarantors and the Trustee relating to the Notes

4.2	Form of 3.250% Senior Note due July 15, 2027 (included as Annex A to Exhibit 4.1 above)

5.1	Opinion of Bracewell LLP

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above)